UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2017

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2017, TransEnterix, Inc. (the "Company") entered into a System Sale and Cooperation Agreement (the "Sale Agreement") with Great Belief International Limited, (the "Buyer"). Pursuant to the Sale Agreement, the Company sold all of its SurgiBot System related assets, including all related intellectual property ("SurgiBot"), to the Buyer (the "Sale") for initial aggregate consideration of $15,000,000 (of which $3,000,000 is paid for the Shares, as described below), and future royalties, with minimum royalties of $14,000,000 over five years. The Company has both a right of first offer and a right of first refusal to elect to distribute or co-distribute SurgiBot in all jurisdictions outside of the China Territory. The Company also retains the exclusive right to file for 510(k) clearance or PMA approval for SurgiBot, with the U.S. Food and Drug Administration, and the exclusive right to distribute SurgiBot in the United States. Under the terms of the Sale Agreement, the Buyer has the right to convey its exclusive distribution rights for the SurgiBot to China National Scientific and Instruments and Materials Company (CSIMC) in the People’s Republic of China, excluding Taiwan and the Hong Kong and Macao Special Administrative Regions (the "China Territory"), and to convey to CSIMC its right to distribute, or co-distribute with the Company outside of the China Territory, SurgiBot, subject to the Company’s rights of first offer and first refusal.

In connection with the Sale, the Company and the Buyer entered into a subscription agreement (the "Subscription Agreement") pursuant to which the Buyer will purchase, at the second closing, 1,286,449 shares of the Company’s common stock (the "Shares") at a price of $2.332 per share, which represents a 10% premium to the closing price on the date which the agreement was executed, for an aggregate purchase price of $3,000,000. Upon their issuance, the Shares will be subject to a lock-up agreement between the Buyer and the Company pursuant to which the Buyer agreed, subject to certain exceptions, not to sell, transfer or otherwise convey any of the Shares for two years following the date of the second closing. The Company also agreed to provide the Buyer with registration rights for the Shares upon the expiration of the lock-up period.

Additionally, for five calendar years beginning on the earlier of (i) January 1 immediately following a final decision of the China Food and Drugs Administration (the "CFDA") on medical device registration for SurgiBot for marketing in China and (ii) January 1 immediately following the fifth anniversary of the second closing, if there has been no final decision from the CFDA by such date, the Buyer shall begin to make royalty payments to the Company, subject to the minimum royalties of $14,000,000, of the net sales price of each SurgiBot or component thereof that is sold, leased or supplied in the China Territory or other jurisdictions where authorized distributors are then selling SurgiBot.

The Sale Agreement contains customary representations and warranties of the parties and the parties have customary indemnification obligations, which are subject to certain limitations described further in the Sale Agreement.

The foregoing description of the Sale Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Sale Agreement. The Company intends to seek confidential treatment for certain portions of the Sale Agreement, and subject to such confidential treatment, the Company will file the Sale Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017.

The press release announcing the entry into the Sale Agreement and the transactions contemplated thereby is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release of TransEnterix, Inc., issued December 18, 2017.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of TransEnterix, Inc., issued December 18, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

December 18, 2017	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO

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